Exhibit 99.9

                              EASTMAN KODAK COMPANY
                          STOCK OPTION EXCHANGE PROGRAM
                                 CHANGE PACKAGE

         THE WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME (U.S.)
                ON FEBRUARY 22, 2002 UNLESS THE OFFER IS EXTENDED

This Change Package consists of three parts: (1) Change of Election Information;
(2) Change Instructions; and (3) Change Form.

                         CHANGE OF ELECTION INFORMATION

To Eastman Kodak Company ("Kodak"):

I have received, read, and understand (i) the Stock Option Exchange Program Tender Offer Statement dated January 28, 2002 (the "Offer to Exchange"); (ii) the Election Package; (iii) the Election Summary Guide (together, as they may be amended from time to time, constituting the "Offer"); and (iv) this Change Package. I have submitted an election to accept Kodak's offer to exchange all of my Current Options for New Options. I now wish to change that election and withdraw my election to participate in the Offer and the tender of my Current Options. I understand and acknowledge that:

(1) By withdrawing my election to participate in the Offer and the tender of my Current Options, I will not receive any New Options pursuant to the Offer and I will keep my Current Options. These Current Options will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Kodak and me.
(2) I can only change my election to participate in the Offer one time. Thus, if I change my election with respect to the tender of my Current Options, I may not again tender my Current Options under the Offer.
(3) I must change my election with respect to all of my tendered Current Options. I may not change my election with respect to only a portion of my tendered Current Options.
(4) I have read this Change Package and by withdrawing my election to participate in the Offer and the tender of my Current Options, I understand that I am bound by the additional terms and conditions in this Change Package.
(5) Kodak has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of withdrawing my election to participate in the Offer and the tender of my Current Options.
(6)  All authority in the Change Form will survive my death or incapacity.
(7) Any capitalized term used in this Change Package, which is not defined within this Change Package, will have the same meaning for this Change Package as that given to it in the Offer to Exchange.
(8)  I understand that (i) the Offer to Exchange; (ii) the Election Package; and
     (iii) the Election Summary Guide contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents, other than this Change Package, or oral representations from Kodak or any of its subsidiaries or affiliates or their respective officers, directors, employees, representatives or agents in deciding to withdraw my election to participate in the Offer and the tender of my Current Options.
(9)  As detailed in the Offer to Exchange, if I hold stock appreciation rights
     (SARs) and wish to withdraw my election to participate in the Offer and the tender of these SARS, I may do so by following the procedures outlined in this Change Package for the withdrawal of tendered Current Options. If I hold both Current Options and SARs, my change of election will withdraw the tender of both my Current Options and my SARs. I may

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     not make a separate change of election for my SARs or for Current Options.

                               CHANGE INSTRUCTIONS

1.       Delivery of Change Form

You may change your election to participate in the Offer only one time by submitting your change no later than 11:59 P.M., Eastern Time (U.S.) on February 22, 2002 (or such later date and time if Kodak extends the expiration of the Offer).

You must change your election with respect to all of your tendered Current Options; you may not change your election with respect to only a portion of your Current Options. Also, if you change your election, you may not again tender your Current Options under the Offer.

To change your election, Kodak must receive your change of election in one of the following four ways:

o Stock Option Exchange Web Site. You may change your election by properly completing the online change of election on the Stock Option Exchange Web Site on: (1) Kodak's Intranet at: hrglobalid.kodak.com; or (2) the Internet at: www.soep.kodak.com. You will be required to enter your 8-digit Global ID number and 5-digit Personal Identification Number (PIN) before you can enter your online change of election. Your Global ID number is located on your Stock Option Exchange Program Personal Statement. You should have received your PIN number via a separate mailing. If you do not receive your PIN number, contact the Stock Option Exchange Hotline. While all Eligible Employees can access the Stock Option Exchange Web Site, use of the online change of election in some countries will not be permitted due to local law.

o Fax. You may change your election by faxing a properly completed, signed and dated Change Form to one of the following numbers: inside Kodak, Knet 271-1227, Toll-Free U.S. & Canada, 1-800-719-3206 or Long Distance, 1-212-994-0710.

o Intracompany Mail. You may change your election by mailing a properly completed, signed and dated Change Form to the following intracompany address: Digital Document Imaging (SOEP), 1st Floor Building 800, Kodak Park, Mail Code: 23809.

o Standard Mail. You may change your election by mailing a properly completed, signed and dated Change Form in a stamped envelope to the following address: Digital Document Imaging (SOEP), 460 Buffalo Road, Rochester, NY 14652-3809 USA.

A change of election may not be rescinded and any election of tendered Current Options that is changed will thereafter not be deemed properly tendered for purposes of the Offer.

The method by which you change your election to participate in the Offer is at your discretion and risk, and your change will be considered effective only when actually received by Kodak. If you elect to deliver your Change Form by standard mail to the address listed above, Kodak recommends that you use registered mail with return receipt requested. Delivery by e-mail will not be

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accepted. In all cases, you should allow sufficient time to ensure timely delivery. Given the recent mail delays in the United Stated, it is not recommended that you change your election by either intracompany mail or standard mail if your are located outside of the United States.

2.       Signatures on Change Form

Except in accordance with the next sentence, the Change Form must be executed by the Eligible Employee who tendered the Current Options to be withdrawn. If the Change Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to Kodak of the authority of such person so to act with the Change Form.

3.       Other Information on Change Form

In addition to signing and dating the Change Form, you must print your name and global identification number in the spaces provided unless this information already appears on the form. Except to the extent Kodak is required or permitted by law, the information which you provide for withdrawing your acceptance of participating in the Offer and the tender of your Current Options will be used solely for the purposes of administration of the Offer.

4.       Requests for Assistance or Additional Copies

Any questions or requests for additional copies of the Offer of Exchange or this Change Package should be directed to the Stock Option Exchange Hotline, Inside Kodak, Knet: 224-4503; Toll-Free US & Canada: 1-866-854-7887; and Long-Distance:
1-585-724-4503. Copies will be furnished at Kodak's expense.

5.       Irregularities

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Change Form will be determined by Kodak in its discretion, which determination will be final and binding on all parties. Kodak reserves the right to reject any change of election it determines not to be in proper form or the acceptance of which may, in the opinion of Kodak's counsel, be unlawful. Kodak also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in a change of election, and Kodak's interpretation of the terms of the Offer and the terms of this Change Package will be final and binding to all parties. No change of election will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a change of election must be cured within such time as Kodak will determine. Neither Kodak nor any other person is or will be obligated to give notice of any defects or irregularities in a change of election, and no person will incur any liability for failure to give any such notice.

6.       Additional Documents to Read

In addition to this Change Package, you should also carefully read the Offer of Exchange, the Election Summary Guide and the Election Package before you decide to withdraw your election to participate in the Offer.

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KODAK          Stock Option Exchange Program
[GRAPHIC       Change Form
OMITTED]
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Name                                                        Global ID Number

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     Your change of election to participate in the Stock Option Exchange Program must be received by 11:59 p.m. Eastern Time (U.S.) Friday, February 22,
     2002 (unless the election period is extended by Kodak). Your change in election will not be accepted if received after this time. If you want to change your election, you must do so by using the Stock Option Exchange web site (Kodak intranet: hrglobalid.kodak.com or Internet:
     www.soep.kodak.com), where applicable, or faxing or mailing this Change
     Form.

     IF YOU CHANGE YOUR ELECTION, YOU ARE REVOKING YOUR ELECTION TO PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM AND WILL NOT AGAIN BE ELIGIBLE TO PARTICIPATE IN THE PROGRAM.

     NOTE: This Change Form is only required if you choose to submit your change of election by fax or mail.


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CHANGE OF ELECTION
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     I have received, read, and understand (i) the Stock Option Exchange Program
     Tender Offer Statement dated January 28, 2002 (the "Offer to Exchange");
     (ii) the Election Package; (iii) the Election Summary Guide (together, as they may be amended from time to time, constituting the "Offer"); and (iv) the Change Package. I have submitted an election to accept Eastman Kodak Company's ("Kodak") offer to exchange all of my Current Options for New Options. I now wish to change that election and withdraw my election to participate in the Offer and the tender of my Current Options. I understand that by properly completing, signing, dating and delivering this Change Form, I will withdraw my election to participate in the Offer and the tender of my Current Options. By withdrawing my election to participate in the Offer, I will not receive any New Options pursuant to the Offer and I will keep my Current Options. These Current Options will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Kodak and me. I understand that I can only change my election to participate in the Offer one time. THUS, IF I CHANGE MY ELECTION WITH RESPECT TO THE TENDER OF MY CURRENT OPTIONS BY PROPERLY SUBMITTING THIS FORM OR ON THE WEBSITE, I MAY NOT AGAIN
     PARTICIPATE IN THE OFFER AND TENDER MY CURRENT OPTIONS.

     I withdraw my election to participate in the Offer and the tender of my Current Options.



     Signature __________________________________      Date ___________________

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SUBMITTING YOUR CHANGE FORM - ONLY SEND THIS PAGE
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
Fax Completed form to:                         Mail Completed form to:
Inside Kodak, Knet:    271-1227                Intracompany Mail                        Standard Mail
Toll Free:       1-800-719-3206                  Digital Document Imaging (SOEP)          Digital Document Imaging (SOEP)
Long Distance:   1-212-994-0710                  1/800/KP                                 460 Buffalo Rd.
                                                 Mail Code 23809                          Rochester NY  14652-3809
                                                                                          USA
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